UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2019

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield, Michigan		48034-8339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 5, 2019, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.	Elected four directors to serve until the 2020 annual meeting;

2.	Approved named executive officer compensation on an advisory basis; and

3.	Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2019.

Shareholders cast their votes on each of these three proposals as follows:

1.	Election of four directors to serve until the 2020 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Glenda J. Flanagan	13,340,404	266,260	2,387,578
Brett A. Roberts	13,554,930	51,734	2,387,578
Thomas N. Tryforos	13,169,743	436,921	2,387,578
Scott J. Vassalluzzo	13,346,412	260,252	2,387,578

2.	Approval of the advisory vote on named executive officer compensation:

For	Against	Abstain	Broker Non Votes
11,838,126	107,178	1,661,360	2,387,578

3.	Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2019:

For	Against	Abstain	Broker Non Votes
15,922,990	70,631	621	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: June 5, 2019	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer